Exhibit 99.2

Zhejiang Echelon-Holley Technology Co., Ltd.

Equity Joint Venture Contract

Chapter 1 General

1500 1 201 31112

In accordance with the Law of the People’s Republic of China on Chinese-Foreign Joint Ventures and other relevant Chinese laws and regulations, and the principle of equality and mutual benefit, and through friendly consultations, Holley Metering Limited and Echelon Corporation agree to jointly invest to set up an equity joint venture enterprise at Room 201, Building 1, 1500 Wenyi West Road, Yuhang, Hangzhou 311121, China.

Chapter 2 Parties

””””181310023

””””55095126Ronald Alexander Sege

””””

Article 1 The Parties to this Contract are:

Holley Metering Ltd., a company registered in Zhejiang Province whose legal address is at 181 Wuchang Avenue, Yuhang District, Hangzhou City, 310023 and whose legal representative is Jin Meixing (position: Chairman; nationality: Chinese) (hereinafter referred to as “Party A” or “Holley Metering”); and

Echelon Corporation, a company registered in the State of Delaware, USA whose legal address is at 550 Meridian Ave, San Jose, California 95126, USA and whose legal representative is Ronald Alexander Sege (position: Chief Executive Officer and Chairman of the Board; nationality: United States) (hereinafter referred to as “Party B” or “Echelon”).

Party A and Party B are hereinafter individually referred to as a “Party”, and collectively to as the “Parties”.

Chapter 3 Establishment of JVCO

””

Article 2 In accordance with the Law of the People’s Republic of China on Chinese-Foreign Joint Ventures and other relevant Chinese laws and regulations, Party A and Party B agree to jointly invest to set up Zhejiang Echelon-Holley Technology Co., Ltd. (hereinafter referred to as the “JVCO”) in China.

•	1500 1 201311121

Article 3 The name of the JVCO is Zhejiang Echelon-Holley Technology Co., Ltd. whose legal address is at Room 201, Building 1, 1500 Wenyi West Road, Yuhang, Hangzhou 311121, China.

Article 4 The JVCO is a Chinese legal person and is subject to the jurisdiction and protection of Chinese laws and all its activities shall abide by the laws, decrees and regulations of the People’s Republic of China (PRC).

Article 5 The form of organization of the JVCO is that of a limited liability company. The liability of each Party shall be limited to the capital subscribed by it. The Parties shall share profits, and bear the losses and risks arising from their investments in the JVCO in proportion to and up to the value of their respective Equity Interests in the JVCO. For the purpose of this Contract, “Equity Interests” shall mean the outstanding equity interests in the total registered capital of the JVCO.

Chapter 4 Purpose and Scope of Business

Article 6 The purpose of setting up joint venture by the Parties is to create an independent legal entity with world-class design, engineering, integrated manufacturing, supply chain and sales capabilities to promote JVCO products inside and outside mainland China by leveraging the unique competencies of the Parties.

Article 7 The scope of business of the JVCO shall be manufacture and sales of instrument and meter and meter component; sales of raw materials and equipment for production; technical development, technical service, manufacture and sales of electric power automation system, electric power information system, electric power equipment and gird terminal equipment, electric power communication, high-low voltage electric apparatus and electric power management software; research and development of new product and its consultancy service; import and export business (as specified in Certificate of Approval for Enterprises with Foreign Trade Rights in the People’s Republic of China).

Chapter 5 Total Investment and Registered Capital, Proportions and Forms of Investment of the Parties

•	800

Article 8 The total amount of investment of the JVCO shall be 8 million US dollars.

•	400

196 49%19620451%

Article 9 The total amount of the registered capital of the JVCO shall be four million US dollars (USD 4 million). Party A shall contribute the equivalent in RMB of USD 1.96 million in cash, representing 49% of the total registered capital; Party B shall contribute USD 2.04 million in cash, representing 51% of the total registered capital.

196

204

Article 10 The Parties will contribute the following as their investment:

Party A: to contribute the equivalent in RMB of USD 1.96 million in cash;

Party B: to contribute USD 2.04 million in cash.

•	4515%85%6

””30(i) (ii)

Article 11 The registered capital of the JVCO shall be paid by Holley Metering and Echelon in accordance with their respective ratio of contribution as follows: (i) 15% within 45 days of the establishment of the JVCO, and (ii) the remaining 85% in such installments as the Parties may agree within 6 months of the establishment of the JVCO.

Notwithstanding the foregoing, the Parties agree that they may increase the registered capital of the JVCO during the term of this Contract pursuant to the following terms (subject to any additional terms as Parties may agree on in the future): upon the approval of the Board of Directors (the “Board”) pursuant to Article 21, each of Echelon and Holley Metering shall contribute its pro rata share of the amount by which the registered capital of the JVCO is to be increased, based on each Party’s respective Equity Interests (“Pro Rata Share”). If one Party fails to contribute all or any portion of its Pro Rata Share of such increased registered capital, the Board shall give notice to such Party, setting forth the amount outstanding. If, after 30 days from delivery of such notice, the amount remains outstanding, subject to the next sentence, the other Party shall be entitled, at its sole option and in its sole discretion, to contribute the amount which remains outstanding, and in such event the respective Equity Interests of the Parties shall be adjusted accordingly. Notwithstanding anything herein to the contrary, in the event either Party fails to contribute all or any portion of its Pro Rata Share of the amount by which the registered capital of the JVCO is to be increased in accordance with this Article 11, then the other Party may contribute the amount which remains outstanding only after (i) the JVCO shall have used commercially reasonable efforts to raise the amount which remains outstanding from a bank or other lending institution (provided that such borrowed funds are available on commercially reasonable terms), and (ii) such commercially reasonable efforts to raise such funds shall have failed.

•	3045

Article 12 Subject to the consent of the other Party, the approval from approval authority, and any additional terms the Parties may agree, either Party may transfer all or part of its equity interest to a third party. The other Party shall have the right of first refusal when one Party transfers all or part of its equity interest. The right of first refusal provides that if either Party proposes to sell any of its Equity Interests in JVCO to a bona fide third party purchaser, such Party would first be required to notify the other Party of such proposed sale to such third party, and offer the other Party the right to purchase all but not less than all of such shares on the same terms as offered to such third party for a period of 30 days. If the right is exercised during such period, the purchase must be completed as promptly as practicable. If the right is not exercised during such period, then such Party would have 45 days to execute a definitive agreement, but the sale price must not be less than the price set forth in the notice to such other Party and the other terms must not be materially more favorable than those in the notice to such other Party.

•	2/3

Article 13 If two-thirds of the Board (including at least one Echelon-appointed director and one Holley Metering-appointed director) approves, either Party may (but shall not be required to) make unsecured loans to the JVCO. Such loans shall be on terms no less favorable to the JVCO than would be available from nonaffiliated parties, as agreed by the Board and the lending Party. Under no circumstances shall a Party be obligated to make loans to the JVCO. If any Party shall deliver any funds to the JVCO pursuant to this Article 13, the amount of any such advance shall be a debt obligation of the JVCO to such lending Party payable and collectible only out of JVCO assets and no other Party shall have any personal liability in respect of the payment thereof. No Party may incur any indebtedness to third parties on behalf of the JVCO through loans or other means.

Chapter 6 Responsibilities of the Parties

Article 14 The Parties shall be respectively responsible for the following matters:

Responsibilities of Party A including but not limited to:

(1)

applying for approval, registration and obtaining business license and other matters to the appropriate authorities of China for the purpose of setting up the JVCO, including preparing the necessary application and registration materials;

(2)	paying the contributions in the prescribed amounts and on schedule in accordance with the provisions of Chapter 5;
(3)	assisting the JVCO in purchasing or leasing of equipment, materials, raw materials, office supplies, transportation, communication facilities, etc. in China;
(4)	assisting the JVCO in the settling of water, electricity, transportation, information technology and other infrastructure;
(5)	assisting the JVCO in recruiting Chinese managerial personnel, technical personnel, workers and other personnel required;

(6)	assisting foreign workers and staff in applying for entry visas, work licenses and going through their travel procedures;
(7)	assisting the JVCO in obtaining leased space for offices and/or manufacturing facilities;
(8)	assisting the JVCO to become qualified for the State Grid and Southern Power Grid’s bidding and procurement requirements to enable JVCO to sell its products directly to the mainland China market; and
(9)	handling other matters entrusted by the JVCO.

Responsibilities of Party B including but not limited to:

(1)	paying the contributions in the prescribed amounts and on schedule in accordance with the provisions of Chapter 5;
(2)	handling the matters entrusted by the JVCO, such as selecting and purchasing machinery and equipment outside China if necessary, etc.;
(3)	providing necessary technical support for installing, commissioning and trial production of the equipment as well as the technical support for production and inspecting;
(4)	training the technical personnel and workers of the JVCO; and
(5)	handling other matters entrusted by the JVCO.

Chapter 7 Sale of Products

•	60%40%OEM/

Article 15 The products of the JVCO will be sold both on the Chinese and the overseas market, the export portion accounting for 60% and the domestic portion accounting for 40%. The JVCO will enter into a license agreement with Echelon under which JVCO will be granted a right to sell certain Echelon owned smart metering related products in China as to be specified in the license agreement. The Parties will also enter into OEM Agreements in the future with the JVCO to provide each other exclusive right to sell certain Smart Meters and or Smart Meters related products in international territories to be mutually agreed by the Parties.

Article 16 In order to sell products and provide maintenance service to the products sold either in China or abroad, the JVCO may set up branches for sales and maintenance service either in China or abroad subject to the approval of the relevant Chinese authorities. The Parties further agree that the JVCO shall not sell the electricity meters in mainland of China.

•	OEMEchelon, HolleyEchelonHolley

Article 17 Subject to the terms and conditions of the license agreements that Echelon and Holley Metering will enter into with the JVCO, sales of JVCO products in mainland China by the JVCO will be made under a mutually agreed co-brand or under its OEM partner brands (Echelon, Holley) to be decided by the Board. Sales of JVCO products by Echelon in territories to be agreed by the Parties for Echelon will be made under the Echelon brand, and sales of the JVCO products by Holley Metering in territories to be agreed by the Parties for Holley Metering will be made under the Holley brand.

Chapter 8 the Board

Article 18 The date of business license issuance of the JVCO shall be the date of the establishment of the Board of the JVCO.

•	73451%49%(i)(ii)

””””

Article 19 The Board is composed of seven (7) directors, of which three (3) shall be appointed by Holley Metering, four (4) by Echelon. The chairman of the board shall be appointed by Echelon, and the vice-chairman by Holley Metering, so long as Echelon and Holley Metering owns 51% and 49%, respectively, of JVCO’s outstanding Equity Interests. The term of office for the directors, chairman and vice-chairman is three years, and they may, if reappointed by the appointing Parties upon expiration of the term of office, serve consecutive terms. The Parties agree to vote any Equity Interests owned by it through the Holley Metering-appointed directors and Echelon-appointed directors in the Board. Subject to Article 21 below, the Parties further agree that: (i) each Party may remove and replace any director appointed by such Party at anytime with or without cause; and (ii) allow adjustments in the number of directors appointed by each Party based on any change in the percentage of Equity Interests owned by the Parties and their Affiliates. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of any director, the respective appointing Party shall have the right to designate a replacement Director to fill such vacancy. Each Party agrees to co-operate with the JVCO to take all necessary action promptly to cause the registration of each such replacement director to the Board; provided that such replacement director may not previously have been a director who was removed from the Board for cause. For the purposes of this Contract, an “Affiliate” shall mean a specified person, and any other person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. For the purposes of this Contract, the JVCO, Party A and Party B shall not be deemed to be Affiliates of each other. “Cause” shall mean the commission by a director of an indictable offense, or the commission by a director of any act affecting the JVCO that constitutes bad faith, gross negligence or willful misconduct.

Article 20 The Board is the highest authority of the JVCO and exercises the following functions and powers:

(1)	to decide on the operational plans and investment plans of the JVCO;
(2)	to decide on the annual financial budget plan and final accounts plan of the JVCO;
(3)	to draw up plans for profit distribution and plans for making up losses of the JVCO;
(4)	to draw up plans for the increase or reduction of the registered capital and the issue of corporate bonds of the JVCO;
(5)	to draw up plans for the merger, division, dissolution and transformation of the JVCO;

(6)	to decide on the establishment of the internal administrative bodies of the JVCO;
(7)

to decide on the appointment or dismissal of the general manager of the JVCO and the matters concerning his remuneration, and upon recommendation of the general manager, decide on the appointment or dismissal of the deputy manager(s) and persons in charge of the financial affairs of the JVCO, and on the matters concerning their remuneration; and

(8)	to formulate the fundamental management rules of the JVCO.

Article 21 The following special matters shall require the unanimous vote of the Board or by unanimous written consent:

(1)

any amendment to the Articles of Association of the JVCO (including any amendment that would change the size of the Board of the JVCO or that would change the relative number of directors designated by each Party on the Board of the JVCO, or that would change the JVCO’s scope of business);

(2)	any termination, voluntary bankruptcy, liquidation, dissolution or winding up of the JVCO;
(3)	any increase or decrease of the JVCO’s registered capital; and
(4)	any merger or division of the JVCO.

•	(i)(ii) 11/””
•	ODM

•	OEMODM;

(i) , (ii) , (iii) (iv) 2012415(i)

(ii)(i)(ii)

Article 22 A quorum for any meeting shall require the presence of at least a majority of the directors of the JVCO, including at least one director appointed by Party A and one director appointed by Party B. Any decision by the Board shall require the affirmative vote of a majority of the votes cast by the directors of the JVCO present at a meeting at which a quorum is present, or by unanimous written consent, except that (i) any decision described in Article 21 shall require the unanimous vote of the Board, and (ii) any Fundamental Decision would require the affirmative vote of two-thirds of the directors of the JVCO, including at least one director appointed by Party A and one director appointed by Party B; provided each such person may represent the interests of the Party who appointed him/her. If a decision described in Article 21 or Fundamental Decision has been approved by the Board in accordance with these provisions, each Party will agree to vote all the JVCO Equity Interests held by them in favor of such decision or Fundamental Decision, including by way of execution of any action by written consent. “Fundamental Decision” means the following:

(1)	payment of dividends and other distributions of assets by the JVCO;
(2)	any shareholders loans or additional capital contribution to the JVCO from either Party;
(3)	significant shifts in the JVCO resource allocation between Party A and Party B to the extent this would negatively impact Party A or Party B’s business;
(4)

any agreement, arrangement or transaction to be entered between the JVCO on the one hand and either Party A or Party B or any of the respective Affiliates on the other hand, other than transactions made in accordance with the terms of any existing agreement, arrangement or transaction approved in accordance with the terms of the IP license, ODM, non-compete and other agreements entered or to be entered in connection with the formation of the JVCO;

(5)	material amendments to IP license, ODM, non-compete and other agreements entered into in connection with the formation of the JVCO;
(6)	offering guarantees for interests of any third party, other than in connection with a line of credit to fund working capital requirements; and
(7)

creating a mortgage, pledge or any other security interest on the JVCO’s assets, other than in connection with a line of credit to fund working capital requirements or financing in connection with the exercise of any right to purchase Equity Interests by one Party from another Party under an arrangement agreed by the Parties;

(8)	decision on the trademarks to be used by the JVCO according to the principles set forth in this Contract;
(9)	decision on the employee benefit plan of the JVCO;
(10)	formulation of the fundamental management rules of the JVCO.

Budget Committee. Promptly after the date hereof, Holley Metering and Echelon shall form an budget committee consisting of two members, one member to be appointed by each of Holley Metering and Echelon. The budget committee shall meet at regular intervals for the purpose of (i) establishing a mutually agreeable business plan for the JVCO, which shall include an operating plan, a capital injection plan and a budget, (ii) establishing a mutually agreeable long-term strategic direction plan, including a roadmap, for the JVCO for the next two to three years, (iii) establishing and implementing a mutually agreeable plan for the integration of the Contributed Assets into the JVCO and (iv) developing a mutually agreeable stand-alone IT system with a sufficient interface to the IT systems of each of Echelon and Holley Metering to enable Echelon and Holley Metering to comply with their respective financial and other reporting requirements under applicable law. The Parties intend that the budget committee shall agree upon the initial plans referenced in clauses (i) and (ii) above prior to April 15th, 2012. In addition, the budget committee shall submit the plans referenced in clauses (i) and (ii) above to the Board for its approval at least annually.

Chapter 9 the Board of Supervisors

•	3111

Article 23 The JVCO shall have a board of supervisors, which shall be composed of three (3) members, of which one (1) shall be appointed by Party A and one (1) shall be appointed by Party B (that person shall be the chairman of the Board of Supervisors)，and one (1) shall be a JVCO employee. The term of office of a supervisor shall be three years. A supervisor may, if reappointed by the appointing Party upon expiration of the term of office, serve consecutive terms.

Where no election is conducted in time before the expiration of the term of office of a supervisor, the existing supervisor shall, before the supervisor-elect takes office, continue to perform his or her duty as a supervisor in accordance with the provisions of laws, administrative regulations or the JVCO’s articles of association.

Article 24 The board of supervisors shall exercise the following functions and powers:

(1)	to examine the financial affairs of the JVCO;
(2)

to supervise the acts of the directors and senior managers in respect of the performance of their duties assigned by the JVCO, and put forward proposals for removal of the directors or senior managers who violate laws, administrative regulations or the JVCO’s articles of association;

(3)	to demand directors or senior managers to rectify when their acts damage the interests of the JVCO;
(4)	to take legal proceedings against directors or senior managers; and
(5)	to exercise other functions and powers stipulated by the JVCO’s articles of association.

Chapter 10 Operation and Management Organization

Article 25 The JVCO shall have an operation and management organization that shall be responsible for the daily operation and management of the JVCO. The operation and management organization shall have one (1) general manager and several deputy general managers. The general manager and the deputy general managers shall be appointed by the Board and their terms of office shall be three (3) years. The chairman of the Board shall be the JVCO’s legal representative. Party A will nominate the general manager, the executive deputy general manager, and the deputy general manager of sales. Party B will nominate the chief financial officer and the deputy general manager of R&D. Party A and Party B will jointly nominate the deputy general manager of Supply Chain of the JVCO and any other senior officers of the JVCO.

Article 26 The responsibilities of the general manager are to carry out the resolutions of the meetings of the Board and to organize and lead the daily operation and management of the JVCO. The deputy general managers shall assist the general manager in his or her work.

Article 27 In case of graft or serious dereliction of duty by the general manager, deputy general managers and other senior managerial personnel, they may be dismissed at any time by resolution of the meeting of the Board.

/

Chapter 11 R&D/Co-Development Plan

•	OEM

Article 28 The JVCO shall allocate sufficient budget and resources to ensure adequate product roadmaps for contributed and OEM products and timely product launches to meet market requirements in mainland China and territories outside mainland China for both Holley Metering designated territories and Echelon designated territories.

Chapter 12 Labor Management

Article 29 Matters regarding the employment, dismissal, labor insurance, welfare benefits, rewards and punishments and other matters of the employees of the JVCO, of which the Board has drawn up the plan, shall be specified in the labor contract which can either be signed by the JVCO and the trade union of the JVCO collectively, or by the JVCO and the employee individually in accordance with the Labor Contract Law of the People’s Republic of China and the regulations on the implementation thereof. The labor contracts shall, after being signed, be filed with the local labor management department.

Article 30 The recruitment of the senior managerial personnel nominated by the Parties, their salaries, social insurance, welfare and the standard of travelling expenses etc. shall be decided by the meeting of the Board.

Chapter 13 Accounting, Financial Affairs, Auditing and Foreign Exchange

Article 31 The JVCO and its employees shall pay taxes in accordance with the relevant Chinese laws and regulations.

Article 32 The JVCO shall allocate the reserve funds, the enterprise development funds and rewards and welfare funds for the employees in accordance with the provisions of the Law of the People’s Republic of China on Chinese-Foreign Joint Ventures, and the annual proportion of allocation shall be decided by the Board in accordance with the operation of the JVCO.

Article 33 The fiscal year of the JVCO shall be from January 1 to December 31 of each year. All vouchers, receipts, statistic statements and reports, account books shall be written in Chinese and where practical, English.

Article 34 The JVCO shall engage an accountant registered in China to examine and verify the financial affairs, and the reports shall be submitted to the Board and the general manager. In case the Parties consider it is necessary to engage another accountant or auditor to audit the annual financial affairs, the JVCO shall give its consent and all the expenses required shall be borne by the Party who engages the accountant or auditor.

Article 35 During the first three months of each business year, the general manager shall organize to prepare balance sheet, profit and loss statement, cash flow sheet and proposal regarding the distribution of profits of the previous year, and submit them to the Board for examination and approval.

Article 36 All matters concerning foreign exchange of the JVCO shall be handled in accordance with the Regulations of the People’s Republic of China on Foreign Exchange Control and other relevant regulations.

Article 37 Each Party has the right to inspect and receive copies of all accounting records, vouchers, books, statements and related substantiating documents of the JVCO. Each Party may conduct the aforementioned inspection and duplication during regular working hours of the JVCO, provided that such inspection and duplication shall not cause unreasonable interruption to the normal business operation of the JVCO. Each Party may exercise its inspection rights through its agents, consultants, advisors or employees, provided that the expenses incurred thereof shall be borne by such Party.

Article 38 All accounting records, vouchers, books, statements and related substantiating documents of the JVCO shall be retained for such period of time and in such manner as may be required by applicable laws. The JVCO shall, in accordance with Echelon’s requests, provide any and all information reasonably requested by Echelon for the U.S. tax reporting purposes.

•	(i)(ii)

(iii)

Article 39 The JVCO will prepare and deliver to each Party: (i) monthly income statements, balance sheet and financial information (including cash flow) as soon as practicable but in any event within five business days after the end of each month; (ii) quarterly income statements, balance sheet and financial information (including shareholders’ equity and cash flow), together with all related notes and schedules thereto that are reviewed by the JVCO’s independent auditor as soon as practicable but in any event within fifteen business days after the end of each fiscal quarter; and (iii) annual income statements, balance sheet and financial information (including shareholders’ equity and cash flow), together with all related notes and schedules thereto, that are audited by the JVCO’s independent auditor as soon as practicable but in any event within 20 business days after the end of each fiscal year. Upon reasonable request by Holley Metering or Echelon, as the case may be, the JVCO shall provide Holley Metering or Echelon with any additional financial information from time to time. To the extent practicable, the Party requesting such additional financial information shall use commercially reasonable efforts to provide such requests for additional information to the JVCO sufficiently in advance of the required delivery date so as to allow the JVCO to incorporate such requests into its standard record keeping practices (which shall include PRC GAAP and IAS record keeping and other record keeping which may be requested by Echelon for purpose of consolidation of financial report) and minimize the incurrence of additional expenses for the JVCO. The JVCO will also timely provide each Party with copies of all final reports delivered by the JVCO’s independent auditors.

•	(i)(ii)

Article 40 Each Party shall take all appropriate actions to cause the Board to adopt such internal control policies and procedures as are necessary (i) to comply with all applicable rules and regulations, and (ii) to assure that all operations of the JVCO are in full compliance with all applicable laws and regulations, including but not limited to, such laws and regulations which may be applicable as a result of Echelon’s ownership in the JVCO.

Chapter 14 Duration of JVCO

•	50180

Article 41 The duration of the JVCO shall be fifty (50) years. The establishment date of the JVCO shall be the date on which the business license of the

JVCO is initially issued. An application for the extension of the duration, proposed by one Party and unanimously approved by the Board, shall be submitted to the Ministry of Commerce of the People’s Republic of China (or the examination and approval authority entrusted by it) at least one hundred and eighty (180) days before the duration expires.

Chapter 15 Disposal of Assets after the Expiration of the Duration

Article 42 Upon the expiration of the duration or termination before the date of expiration of the joint venture, liquidation shall be carried out by the JVCO according to the relevant laws. After paying income tax in regard to the excess portion of the net assets exceeding the JVCO’s paid-in capital, the liquidated assets shall be distributed in accordance with the proportions of investment contributed by the Parties.

Chapter 16 Insurance

Article 43 The JVCO shall purchase various types of insurance from the domestic insurers. The types, values and duration of insurance shall be decided by the meeting of the Board of the JVCO as prescribed by the insurance institutions of China.

Chapter 17 Amendment, Alteration and Termination of the Contract

Article 44 The amendment of the Contract and the appendices thereof shall come into force only after a written agreement is signed by the Parties and approved by the original examination and approval authority.

Article 45 In case the Contract cannot be performed due to the occurrence of an event of force majeure, or the JVCO has incurred heavy losses inconsecutive years and is unable to continue its operation, or the Parties otherwise agree to terminate this Contract, the duration of the joint venture and the Contract may be terminated before the time of expiration after being unanimously agreed upon by the meeting of the Board and approved by the original examination and approval authority.

Article 46 Should the JVCO be unable to continue its operation or achieve its business purpose stipulated in the Contract due to the fact that one Party fails to fulfill its obligations prescribed by the Contract and Articles of Association, or seriously violates the provisions of the Contract and Articles of Association, that Party shall be deemed to have unilaterally terminated the contract. The other Party shall have the right to terminate the Contract in accordance with the provisions of the Contract after approval by the original examination and approval authority, and to claim damages. In case the Parties agree to continue the operation, the Party who fails to fulfill its obligations shall be liable for the economic losses caused thereby to the JVCO.

Chapter 18 Liability for Breach of Contract

Article 47 Should either Party fail to pay the contributions in the prescribed amounts and on schedule in accordance with the provisions of Chapter 5 of the Contract, the Several Provisions Concerning the Investment Made by the Various Parties to Chinese-foreign Equity Joint Ventures promulgated by the Ministry of Foreign Trade and Economic Cooperation and the State Administration for Industry and Commerce on January 1, 1988 shall apply.

Article 48 Should all or part of the Contract and its appendices be unable to be fulfilled owing to the fault of one Party, the Party in breach shall bear the liability therefor. Should it be the fault of both Parties, they shall bear their respective liabilities based on the factual circumstances.

Chapter 19 Force Majeure

•	15

Article 49 Should either Party to the Contract be prevented from performing the Contract by force majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented Party shall notify the other Party in writing without any delay, and within fifteen (15) days thereafter provide detailed information of the events and a valid document for evidence issued by the relevant public notary organization explaining the reason of its inability to perform or delay in the performance of all or part of the Contract. Both Parties shall, through consultations, decide whether to terminate the Contract or to exempt part of the obligations for implementation of the Contract or whether to postpone the performance of the Contract according to the effects of the events on the performance of the Contract.

Chapter 20 Applicable Law

Article 50 The execution, validity, interpretation, and settlement of disputes in respect of, this contract shall be governed by the laws of the People’s Republic of China.

Chapter 21 Dispute Resolution

•	””
•	””
•	315115

Article 51 Any disputes or disagreement arising from the execution of, or in connection with, the Contract shall be settled through friendly consultations between both Parties to the extent possible. If the Parties fail to resolve the disputes through consultations, any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Contract, or the interpretation, breach, termination or validity hereof, shall be resolved through arbitration.

(a) A Dispute shall be submitted to arbitration upon the request of any Party to the Dispute with notice to the other Party to the Dispute (the “Arbitration Notice”).

(b) The arbitration shall be conducted in Hong Kong under the Hong Kong International Arbitration Center Administered Arbitration Rules in force when the Arbitration Notice is submitted in accordance with the said Rules. There shall be three (3) arbitrators. The claimants in the Dispute shall nominate one (1) arbitrator and the respondents in the Dispute shall nominate one (1) arbitrator within fifteen (15) days after the delivery of the Arbitration Notice to the respondents in the Dispute. Both arbitrators shall agree on the third arbitrator within fifteen (15) days of their appointment. In the event any arbitrator has not been timely appointed, such arbitrator shall be appointed by Secretary General of the Hong Kong International Arbitration Center. The arbitration shall be conducted in English.

(c) The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

(d) When any Dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties hereto shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under the Contract.

(e) The award of the arbitration tribunal shall be final and binding upon the Parties thereto, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(f) Any Party shall be entitled to seek preliminary injunctive relief, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

Article 52 During the arbitration process, the Parties shall continue their performance of the Contract other than the issues in dispute.

Chapter 22 Language

Article 53 The Contract shall be written in Chinese and English. Both language versions of the Contract shall be equally valid and binding.

Chapter 23 Effectiveness of the Contract and Miscellaneous

Article 54 The appendices drawn up in accordance with the principles of the Contract are integral parts of the Contract, including:

Articles of Association.

Article 55 The Contract and its appendices shall come into force commencing from the date of approval of the Ministry of Foreign Trade and Economic Cooperation of People’s Republic of China (or its entrusted examination and approval authority).

Article 56 Should notices in connection with any Party’s rights and obligations be sent by either Party by fax, written notices by mail shall be also required afterwards. The legal addresses of the Parties listed in the Contract shall be the posting addresses.

•	2012323

Article 57 The Contract is signed at Wuchang Avenue, Yuhang District, Hangzhou and San Jose, California, U.S.A respectively by the authorized representatives of both Parties on March 23rd, 2012.

Zhejiang Echelon-Holley Technology Co., Ltd.

Equity Joint Venture Contract

(SIGNATURE PAGE)

Signed at Wuchang Neighborhood, Yuhang District, Hangzhou, China	Signed in San Jose, California, U.S.A.

Party A HOLLEY METERING LTD.	Party B ECHELON CORPORATION

(Authorized Representative): Jin Meixing	Authorized Representative: Ronald A. Sege

(Signature):/s/ Jin Meixing	(Signature): /s/ Ronald A. Sege

(Title):

(Chairman)

(Title):

Chairman & CEO